As filed with the Securities and Exchange Commission on September __, 1996

                                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        HOME PROPERTIES OF NEW YORK, INC.
             (exact name of registrant as specified in its charter)

                     MARYLAND                            16-1455126
          (State or other jurisdiction                (I.R.S. Employer
        of incorporation or organization)            Identification No.)

        850 Clinton Square, Rochester, New York            14604
        (Address of Principal Executive Offices)         (Zip Code)

                     HOME PROPERTIES RETIREMENT SAVINGS PLAN
                            (Full title of the Plan)

                             Ann M. McCormick, Esq.
                  Vice President, Secretary and General Counsel
                        Home Properties of New York, Inc.
                               850 Clinton Square
                           Rochester, New York  14604
                                 (716) 546-4900
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                           Deborah McLean Quinn, Esq.
                       Nixon, Hargrave, Devans & Doyle LLP
                               900 Clinton Square
                            Rochester, New York 14604
                                 (716) 263-1000
___________________________________________________________________________
                         CALCULATION OF REGISTRATION FEE

                  Proposed        Proposed
Title of          Maximum         Maximum
Securities        Offering        Aggregate       Amount of
to be             Amount to be    price per       Offering       Registration
Registered(1)     Registered(1)   share(2)        Price(2)       Fee
- -------------     -------------   ----------      ----------     ------------
Common Stock        50,000         $20.375        $1,018,750       $351.30
$.01 par value

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the Home Properties Retirement Savings Plan.
(2)Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based upon the average of the high and low prices for the registrant's Common Stock on the New York Stock Exchange reported as of September 20, 1996.

Approximate date of commencement of the proposed sale of the securities to the public: From time to time after the Registration Statement becomes effective.
                                     Part II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

     The following documents which have been filed by Home Properties of New York, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1995, filed pursuant to Section 13 of the Securities Exchange Act of 1934.

     (b) All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 since December 31, 1995, including specifically, but not limited to, the Form 11-K filed concurrently with this Registration Statement.

     (c) The description of the Company's Common Stock contained in the Company's registration statement filed under Section 12 of the Securities and Exchange Act, including all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company or the Home Properties Retirement Savings Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.   Description of Securities.

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

     The legality of the Plan and Common Stock has been passed upon by Ann M. McCormick, Esq., Vice President, Secretary and General Counsel of the Company. Mrs. McCormick is eligible to and does participate in the Plan. Mrs. McCormick also owns 8,491 shares of Common Stock of the Company and 2,302 limited partnership units in Home Properties of New York, L.P.

Item 6.   Indemnification of Directors and Officers.

     The Company's officers and directors are and will be indemnified under Maryland law, the Articles of Incorporation of the Company and the Partnership Agreement ("Operating Partnership Agreement") of Home Properties of New York, L.P., a New York limited partnership of which the Company is the general partner (the "Operating Partnership"), against certain liabilities. The Articles of Incorporation require the Company to indemnify its directors and officers to the fullest extent permitted from time to time by the laws of Maryland. The Bylaws contain provisions which implement the indemnification provisions of the Articles of Incorporation.

     The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or the director or officer actually received an improper personal benefit in money, property or services, or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. No amendment of the Articles of Incorporation of the Company shall limit or eliminate the right to indemnification provided with respect to acts or omissions occurring prior to such amendment or repeal. Maryland law permits the Company to provide indemnification to an officer to the same extent as a director, although additional indemnification may be provided if such officer is not also a director.

     The MGCL permits the articles of incorporation of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, subject to specified restrictions. The MGCL does not, however, permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property or services (to the extent such benefit or profit was received) or (2) a judgment or other final adjudication adverse to such person is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Articles of Incorporation of the Company contain a provision consistent with the MGCL. No amendment of the Articles of Incorporation shall limit or eliminate the limitation of liability with respect to acts or omissions occurring prior to such amendment or repeal.

     The Operating Partnership Agreement also provides for indemnification of the Company and its officers and directors to the same extent indemnification is provided to officers and directors of the Company in its Articles of Incorporation, and limits the liability of the Company and its officers and directors to the Operating Partnership and its partners to the same extent liability of officers and directors of the Company to the Company and its stockholders is limited under the Company' Articles of Incorporation.

     The Company has entered into indemnification agreements with each of the Company's directors and certain of its officers. The indemnification agreements require, among other things, that the Company indemnify its directors and those officers to the fullest extent permitted by law, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements, and cover directors and officers under the Company's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Articles of Incorporation and the Bylaws and the Operating Partnership Agreement of the Operating Partnership, it provides greater assurance to directors and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to eliminate the rights it provides.

     The Company has purchased insurance under a policy that insures both the Company and its officers and directors against exposure and liability normally insured against under such policies, including exposure on the indemnities described above.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          See Exhibit Index.

Item 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)     To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of
                  1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on the 18th day of September, 1996.

                              HOME PROPERTIES OF NEW YORK, INC.



                                   /s/ Norman Leenhouts
                              By:  ------------------------------
                                   Norman P. Leenhouts
                                   Chairman and Co-Chief
                                   Executive Officer


                                   /s/ Nelson B. Leenhouts
                              By:  ------------------------------
                                   Nelson B. Leenhouts
                                   President and Co-Chief
                                   Executive Officer


KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Norman P. Leenhouts, Nelson
B. Leenhouts, Richard J. Crossed and Amy L. Tait, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  /s/ Norman P. Leenhouts        Director, Chairman        September 18, 1996
- -----------------------------    and Co-Chief Executive
      Norman P. Leenhouts        Officer (Principal
                                 Executive Officer)

  /s/ Nelson B. Leenhouts        Director, President       September 17, 1996
- -----------------------------    and Co-Chief Executive
      Nelson B. Leenhouts        Officer (Principal
                                 Executive Officer)

  /s/ Richard J. Crossed         Director, Executive       September 17, 1996
- -----------------------------    Vice President
      Richard J. Crossed

  /s/ Amy L. Tait                Director, Executive      September 18, 1996
- -----------------------------    Vice President and
      Amy L. Tait                Chief Operating Officer

  /s/ David P. Gardner           Vice President,           September 18, 1996
- -----------------------------    Chief Financial
      David P. Gardner           Officer and Treasurer
                                 (Principal Financial
                                 and Accounting Officer)

  /s/ Burton S. August, Sr.      Director                  September 18, 1996
- -----------------------------
      Burton S. August, Sr.

  /s/ William Balderston, III    Director                  September 23, 1996
- -----------------------------
      William Balderston, III

  /s/ Leonard F. Helbig, III     Director                  September 23, 1996
- -----------------------------
      Leonard F. Helbig, III

  /s/ Roger W. Kober             Director                  September 18, 1996
- -----------------------------
      Roger W. Kober

  /s/ Clifford W. Smith, Jr.     Director                  September 23, 1996
- -----------------------------
      Clifford W. Smith, Jr.

  /s/ Paul L. Smith              Director                  September 17, 1996
- -----------------------------
      Paul L. Smith
The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Home Properties Retirement Savings Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on September 23, 1996.

                                  HOME PROPERTIES RETIREMENT SAVINGS PLAN


                                  By: /s/ David P. Gardner
                                     ------------------------------------
                                  Name:  David P. Gardner
                                       ----------------------------------
                                  Title: Chairman of the Administrative
                                         Committee, the Administrator of
                                         the Plan
                                        ---------------------------------
                                  EXHIBIT INDEX

Exhibit No.            Description                          Location
- -----------            -----------                      ----------------

    4-1        Home Properties Retirement               Filed Herewith
               Savings Plan, as amended

    4-2        Articles of Incorporation of Home        Incorporated by
               Properties of New York, Inc.             reference to Home
                                                        Properties of
                                                        New York, Inc.
                                                        Registration Statement
                                                        on Form S-11, File No.
                                                        33-78862 (the "S-11
                                                        Registration
                                                        Statement")

    4-3        Articles of Amendment and Restatement    Incorporated by
               of Articles of Incorporation of          reference
               Home Properties of New York, Inc.        to the S-11
                                                        Registration
                                                        Statement

    4-4        Amended and Restated By-laws of          Incorporated by
               Home Properties of New York, Inc.             reference to the
                                                        S-11 Registration
                                                        Statement

    5-1        Opinion of Ann M. McCormick, Esq.        Filed Herewith
               as to legality of the Plan and the
               Common Stock

    23-1       Consent of Ann M. McCormick, Esq.        Contained in opinion
                                                        filed as Exhibit 5
                                                        to this Registration
                                                        Statement

    23-2       Consent of Coopers & Lybrand L.L.P.,     Filed Herewith
               independent public accountants